POWER OF ATTORNEY

This Power of Attorney (this “POA”) is executed by the undersigned trustees (each, a “Trustee,” and collectively, the “Trustees”) of Founder Funds Trust (the “Trust”), a Delaware statutory trust, effective as of October 26, 2025.

As of the Effective Date, the Trustees are Michael Monaghan (Chair), Brock Vandervliet, and David Perlin.

1.	Covered Filings and Matters

Each Trustee hereby makes, constitutes, and appoints the Authorized Attorneys-in-Fact identified in Section 2 as the Trustee’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Trustee and in the Trustee’s name, place, and stead, to execute, verify, and file with the U.S. Securities and Exchange Commission (the “SEC”), and any securities exchange or self-regulatory organization, any and all documents, instruments, and filings for or on behalf of the Trust or any of its series or classes, including without limitation:

•	Any registration statement(s) and post-effective amendments under the Securities Act of 1933 and the Investment Company Act of 1940 (including Form N-1A) and all exhibits, supplements, and related consents;
•	Any other SEC reports and filings, including Forms N-CSR, N-CEN, N-PORT, N-PX, N-14, 24f-2, applications and notices under the 1940 Act (including any Rule 6c-11 related materials), and any correspondence with the SEC or its staff;
•	Any Form ID and related documents to obtain, update, or maintain the Trust’s or any Trustee’s EDGAR access codes, and any EDGAR submissions, test filings, or technical amendments; and
•	Any other certificates, powers, authorizations, written consents, or instruments necessary, advisable, or incidental to the preparation, execution, and filing of the foregoing.

2.	Authorized Attorneys-in-Fact

(a)  Trust Officers. Any individual who is, at the time of the relevant act, duly serving as Chair, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or any Vice President of the Trust.

(b)  Outside Counsel. Any partner, member, or attorney of any law firm then serving as outside counsel to the Trust or any of its series or classes.

3.	Powers Granted
•	Sign, execute, verify, and file any Covered Filings and related documents described in Section 1, with full power to amend, restate, or supplement the same;
•	Prepare, assemble, and submit exhibits, schedules, consents, and ancillary certificates;
•	Communicate with and respond to the SEC, its staff, and any securities exchange regarding the foregoing, including submitting correspondence and supplemental information;
•	Make EDGAR submissions (including test or technical filings), request or reset EDGAR codes, and take all actions necessary for electronic filing and compliance; and
•	Generally do and perform all acts and things necessary or advisable to effect the foregoing as fully as the undersigned could do personally.

4.	Ratification; Reliance

The undersigned Trustee ratifies and confirms all lawful actions that any Attorney-in-Fact (or any substitute appointed by an Attorney-in-Fact) takes pursuant to this POA. Third parties, including the SEC and any securities exchange, may rely upon this POA until they receive written notice of its revocation.

5.	Duration; Revocation; Non-Exclusivity

This POA shall remain in full force and effect until revoked by the undersigned Trustee by written notice delivered to the Trust’s Secretary (which revocation shall not affect any action taken prior thereto). This POA is non-exclusive and shall not preclude the undersigned from executing any document personally or from granting similar authority to other persons. The resignation, removal, or replacement of a Trustee, or any change in a person’s status as a Trust officer or outside counsel, does not invalidate any action properly taken under this POA while such status existed.

6.	Filings; Counterparts; Electronic Signatures; Governing Law

This POA may be filed with the SEC or included as an exhibit to any Covered Filing. It may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic signatures and .pdf or other electronic copies shall be treated as originals for all purposes. This POA is governed by the laws of the State of Delaware, without regard to conflict-of-laws rules.

Signature Page

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

Trustee:

Signature: /s/ Michael C. Monaghan

Name (print): Michael C. Monaghan

Title: Chair and Trustee

Date: 10/26/2025

Trustee:

Signature: /s/ Brock Vandervliet

Name (print): Brock Vandervliet

Title: Trustee

Date: 10/26/2025

Trustee:

Signature: /s/ David Perlin

Name (print): David Perlin

Title: Trustee

Date: 10/26/2025